                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                             SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             FINANTRA CAPITAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             FINANTRA CAPITAL, INC.
                      150 SOUTH PINE ISLAND ROAD, SUITE 500
                            PLANTATION, FLORIDA 33324

                      -------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 2, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FINANTRA CAPITAL, INC., a Delaware corporation ("Company"), will be held at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida 33134 on Thursday, September 2, 1999, at 8:00 A.M., local time, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

2. To transact such other business as may properly come before the Meeting and at all adjournments thereof.

         The transfer books of the Company will not be closed for the Meeting. Only stockholders of record, however, at the close of business on July 12, 1999 will be entitled to notice of, and to vote at, the Meeting and at all adjournments thereof.

         YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                        By Order of the Board of Directors



                                        Alyce B. Schreiber, Executive
                                          Vice President and Secretary

July 19, 1999

                             FINANTRA CAPITAL, INC.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

ANNUAL MEETING

         This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Finantra Capital, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company to be held at 8:00 A.M., local time, on Thursday, September 2, 1999, at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida 33134, and at all adjournments thereof (the "Meeting"). The matters to be considered at the Meeting are set forth in the attached Notice of Meeting.

         The Company's executive offices are located at 150 South Pine Island Road, Suite 500, Plantation, Florida 33324. On or about July 19, 1999, this Proxy Statement, the enclosed form of proxy, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 ("Fiscal 1998"), which contains Fiscal 1998 audited financial statements, and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 were mailed to stockholders of record of the Company as of the close of business on July 12, 1999. The Company will furnish to any stockholder copies of any exhibits listed in the Forms 10-KSB or 10-QSB upon such stockholder's request and payment of a fee not exceeding the reasonable expenses of furnishing such copies.

SOLICITATION AND REVOCATION

         Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election Of Directors" and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments thereof. In the unanticipated event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

QUORUM

         The presence of the holders of a majority of the outstanding shares of common stock, $.01 par value per share, of the Company (the "Common Stock") represented in person or by proxy at the Meeting, will constitute a quorum. Shares represented by proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

RECORD DATE; OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on July 12, 1999 as the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Meeting. At the close of business on July 12, 1999, an aggregate of 6,809,358 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 19, 1999, based on information obtained from the persons named below, with respect to the stock ownership of (i) each person or group known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. As of July 19, 1999, there were issued and outstanding 7,192,328 shares of Common Stock.

                                                                       PERCENTAGE OF
NAME AND ADDRESS                    AMOUNT AND NATURE OF               OUTSTANDING
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP (1)           SHARES OWNED
-------------------                 ------------------------           ------------
Medley Group, Inc.
150 South Pine Island Road
Plantation,  FL 33324                   900,190(2)                         12.52%

Robert D. Press
150 South Pine Island Road
Plantation,  FL 33324                 1,975,209(2)(3)                      27.46%

Arthur J. Press
1268 Hemlock Farms
Hawley, PA 18428                         37,336(4)                           *

Maynard Hellman
150 South Pine Island Road
Plantation, FL 33324                    770,750(5)                         10.72%

Evaldo F. Dupuy
3911 Riviera Drive
Coral Gables, FL 33134                   60,000(6)                           *

Charles Litt                              2,000(7)                           *
150 South Pine Island Road
Plantation, FL 33324

Thomas W. Dwyer
2 Hathaway Drive
Princeton Junction, NJ 08550             36,240(8)                           *

Alyce B. Schreiber
150 South Pine Island Road
Plantation, FL 33324                     57,600(9)                           *

All directors and officers
as a group (seven persons)            2,939,135(3)(4)(5)(6)                40.86%
                                       (7)(8)(9)

-----------------

         * Represents less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise or conversion of options, warrants or other convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date of this Proxy Statement have been exercised or converted. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Mr. Press, the Chairman of the Board of the Company, may be deemed to control Medley Group, Inc. ("Medley Group"). As such, Mr. Press may be deemed to own beneficially all Common Stock of the Company beneficially owned by Medley Group.

(3) Includes 129,351 shares of Common Stock issuable upon the conversion of 604,717 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") owned by Mr. Press. Also includes (i) 142,500 shares of Common Stock issuable upon the exercise of certain warrants that are exercisable at any time on or prior to September 30, 2000 at $1.50 per share and (ii) 25,000 shares of Common Stock issuable upon the exercise of certain options that are exercisable at any time on or prior to December 31, 2003 at $2.88 per share. Does not include an additional
         (i) 25,000 shares of Common Stock issuable upon the exercise, after September 30, 1999 but on or prior to March 31, 2004, of certain options at $3.23 per share and (ii) 25,000 other shares of Common Stock issuable upon the exercise, after December 31, 1999 but on or prior to June 30, 2004, of certain other options at $5.16 per share. Robert D. Press is the son of Arthur J. Press. Robert Press disclaims beneficial ownership over all shares of Common Stock beneficially owned by Arthur
         J. Press.

(4) These shares are owned by an affiliate of Mr. Press. Includes 21,925 shares of Common Stock issuable upon the conversion of 102,500 shares of Series A Preferred Stock owned by an affiliate of Mr. Press. Peggy Press, the wife of Arthur J. Press and the mother of Robert D. Press, beneficially owns 29,168 shares of Common Stock. Each of Mr. Arthur J. Press and Robert D. Press disclaims beneficial ownership over all shares of Common Stock of the Company owned by Mrs. Press. Arthur J. Press is the father of Robert D. Press. Mr. Press disclaims beneficial ownership over all shares of Common Stock beneficially owned by Robert
         D. Press.

(5) Includes 500,000 shares of Common Stock issuable upon the exercise of certain warrants exercisable until December 31, 2002 at $2.50 per share, (ii) 75,000 shares of Common Stock issuable upon the exercise of certain options that are exercisable at any time on or prior to December 16, 2003 at $2.13 per share and (iii) 18,750 other shares of Common Stock issuable upon the exercise of certain other options that are exercisable at any time on or prior to December 31, 2003 at $2.88 per share. Does not include an additional (i) 50,000 shares of Common Stock the Company is contractually obligated to issue to Mr. Hellman in annual installments through 2003 arising out of Mr. Hellman's sale to the Company of his interest in certain of the Company's subsidiaries and a Florida based title insurance company, (ii) an additional 18,750 shares of Common Stock issuable upon the exercise, after September 30, 1999 but on or prior to March 31, 2004, of certain options at $2.94 per share and (iii) 18,750 other shares of Common Stock issuable upon the exercise, after December 31, 1999 but on or prior to June 30, 2004, of certain other options at $4.69 per share.

(6) Includes 50,000 shares of Common Stock issuable upon the exercise of certain options that are exercisable at any time on or prior to June 8, 2001 at $1.50 per share.

(7) Does not include 100,000 shares of Common Stock issuable upon the exercise, after November 16, 1999 but on or prior to May 17, 2002, of certain options at $4.00 per share.

(8) Represents shares of Common Stock issuable upon the conversion of 169,419 shares of Series A Preferred Stock owned by Mr. Dwyer.

(9) Includes 10,000 shares of Common Stock issuable upon the exercise of certain options that are exercisable at any time on or prior to May 31, 2000 at $1.20 per share and 40,000 shares of Common Stock issuable upon the exercise of certain other options that are exercisable, as to 20,000 shares, at any time on or prior to August 30, 2000, and as to the other 20,000 shares, at any time on or prior to October 31, 2000, each at $2.00 per share. Does not include (i) 12,500 shares of Common Stock issuable upon the exercise, after September 30, 1999 but on or prior to March 31, 2004, of certain options at $2.94 per share and (ii) 12,500 other shares of Common Stock issuable upon the exercise, after December 31, 1999 but on or prior to June 30, 2004, of certain other options at $4.69 per share.

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own greater than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock in the Company. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the Fiscal 1998, all
Section 16(a) filing requirements were complied with.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors shall determine the number of Directors. The Board has determined that the number of Directors to be elected at the Meeting shall be seven. The persons listed below have been designated by the Board as candidates for election as Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Such persons include all of the executive officers of the Company. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted FOR the election of these candidates. The nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election for Directors of the Company. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment. The election of Directors requires a plurality of those shares voted at the Meeting with respect to the election of Directors.

INFORMATION ABOUT THE NOMINEES

         ROBERT D. PRESS has served as Chairman of the Board of the Company since August 1997 and as a Director of the Company since its inception in September 1993. From September 1993 through May 1999, Mr. Press also served as President of the Company. Mr. Press devotes all of his business time and efforts to the affairs of the Company. From June 1990 to August 1993, Mr. Press served as President of Premier Lease Concepts, Inc., the Company's predecessor. In addition, from 1989 to 1997, Mr. Press served as President of Performance Capital Management, Inc., a holding company controlled in part by Mr. Press, which had interests in brokerage and investment management, and as President of Medley Group since October 1992. Mr. Press also served, from 1991 to July 1997, as a licensed registered representative of PCM Securities Limited, L.P., an NASD registered broker-dealer. Mr. Press holds a B.A. degree in Economics from Brandeis University. From 1984 to 1986, Mr. Press worked as a full-time trading systems consultant to several major Wall Street firms, including The Longview Group. In 1986, Mr. Press joined Chemical Bank, N.A. ("Chemical Bank") as an internal consultant in trading and capital markets, and later in 1986, Mr. Press joined in the formation of Chemical Bank's Interest Rate Arbitrage trading group, of which Mr. Press became the principal trader responsible for the global trading and investment decisions of a multi-billion dollar portfolio. Mr. Press holds Series 7 and 63 professional securities licenses. Mr. Press is the son of Arthur J. Press, a director of the Company.

         CHARLES LITT has served as President of the Company since May 1999. From 1996 to May 1999, Mr. Litt served as Vice President and General Counsel for First Sierra Financial, Inc. ("First Sierra"), a publicly held specialty finance company. Mr. Litt's responsibilities at First Sierra included the negotiation of vendor program agreements and the structuring of major leasing and finance transactions. From 1993 to 1996, Mr. Litt served as President of Kinnard Capital Corporation, a subsidiary of Kinnard Investments, a Minneapolis based investment company with broker dealer and financial focused subsidiaries. Prior to 1993, Mr. Litt served in various positions for Banc One Leasing Corporation.

         MAYNARD J. HELLMAN has served as a Director of the Company since January 1997. Since January 1988, Mr. Hellman has served as managing partner of the Coral Gables, Florida based law firm of Hellman & Mass. From 1983 until 1988, Mr. Hellman was engaged in the private practice of law and prior thereto, Mr. Hellman served as a partner in the Miami, Florida law firm of Gilbert, Silverstein and Hellman. Mr. Hellman holds a J.D. degree from the University of Miami School of Law and a B.B.A degree in Accounting from the University of Miami School of Business Administration.

         ARTHUR J. PRESS has served as a Director of the Company since January 1998. Prior to his retirement in 1987, Mr. Press served as the Vice President of Commercial Lending for Chemical Bank. Mr. Press is the father of Robert D. Press, the Chairman of the Board of the Company.

         EVALDO F. DUPUY has served as a Director of the Company since July 1998. Since 1989, Mr. Dupuy has served as a principal of Coast Partners Securities, Inc., a boutique investment banking firm specializing in asset backed and debt related facilities for its clients. Mr. Dupuy is a member of the Florida Premium Finance Association, Florida Automobile Dealers Association, Florida Mortgage Brokers Association and the Asset Based Lender Association.

         THOMAS W. DWYER has served as a Director of the Company since March 1999. Since 1994, Mr. Dwyer has served as Vice President of Fuji Capital Markets Corp., a derivatives trading house owned by Fuji Bank Tokyo. In addition, since 1998, Mr. Dwyer has served as a director of Securities Arbitrage Consulting Group, a Chicago based risk software company.

         ALYCE B. SCHREIBER has served as a Director and Executive Vice President of the Company since March 1999 and as Secretary of the Company since November 1997. From 1990 to March 1999, Ms. Schreiber served as Vice President of the Company. Prior to Ms. Schreiber's becoming associated with the Company, Ms. Schreiber served as a tax specialist for Laventhol and Horwath, a certified public accounting firm. Ms. Schreiber holds a J.D. degree from Cardozo School of Law and a B.B.A. degree in Accounting from the Boston University School of Management.

OTHER KEY EMPLOYEES

         FREDERICK HORWIN has served as principal of the Company's American Factors Group, Inc. subsidiary ("AFG") since its formation in 1998. AFG is engaged, generally, in accounts receivable financing. Mr. Horwin served as Executive Vice President and Executive Director of First Capital Services, Inc., an entity engaged, generally, in accounts receivable financing ("First Capital"), for more than five years preceding his affiliation with AFG.

         MALCOLM L. RESNICK has served as one of the principals of the Company's Ameri-Cap Mortgage Group subsidiary ("Ameri-Cap Mortgage") since December 1998. Ameri-Cap Mortgage controls Ameritrust Holdings, Inc., a licensed mortgage lender engaged in both residential and commercial lending. From January 1992 to December 1998, Mr. Resnick served as General Partner or President of several upper-class single family, townhouse and condominium real estate development projects throughout Southeastern Florida. In addition, from January 1983 to April 1993, Mr. Resnick served as President and principal/owner of Sunshine Financial Corp., one of the then largest privately-held mortgage banking firms in South Florida.

DIRECTORS' FEES, BOARD MEETINGS AND COMMITTEES

         The Company's Board has established Audit and Compensation Committees. The Audit Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of the Company's financing reporting. The Audit Committee also meets with the Company's independent accountants and with appropriate Company financial personnel about these matters. The Compensation Committee administers the Company's 1997 Stock Option Plan (the "Option Plan") and makes recommendations to the Board of Directors with respect to the compensation of management. The Audit and Compensation Committees are comprised of Messrs. Dupuy and Dwyer and Ms. Schreiber.

         The Board of Directors met or took written action by unanimous written consent four times during Fiscal 1998. None of the then Directors of the Company attended (or executed written consents at) less than 75% of such meetings. Each non-employee Director receives a fee of $500 for each meeting (or committee meeting) attended, together with reimbursement of reasonable expenses incurred in attending such meeting.

EXECUTIVE COMPENSATION

         During Fiscal 1998, the Company paid to Robert D. Press, the Company's Chairman of the Board and then President, cash remuneration of $225,000. During Fiscal 1998, Mr. Press was the sole executive officer of the Company. During Fisca1 1998, Mr. Press, in accordance with the terms of his employment agreement with the Company, as amended, was also issued an aggregate of 120,000 shares of the Company's Common Stock. Mr. Press, however, waived his right to receive a minium cash bonus of $45,000 relating to Fiscal 1998. No other form of remuneration was paid by the Company to Mr. Press during, or on account of, Fiscal 1998. The following table summarizes the aggregate annual compensation payable by the Company to Messrs. Press, Charles Litt, President and a Director of the Company, and Maynard J. Hellman, General Counsel and a Director of the Company, and Alyce B. Schreiber, Executive Vice President, Secretary and a Director of the Company, for the year ending December 31, 1999 ("Fiscal 1999"):

NAME OF INDIVIDUAL         CAPACITIES TO SERVE       AGGREGATE COMPENSATION
------------------         -------------------       ----------------------

Robert D. Press            Chairman of the Board            $275,000

Charles Litt               President                        $250,000

Maynard J. Hellman         General Counsel                  $180,000

Alyce B. Schreiber         Executive
                           Vice President and Secretary     $ 85,000

         Pursuant to Mr. Press' employment agreement with the Company, as amended, Mr. Press has agreed to serve as Chairman of the Board of the Company. This employment agreement expires on December 31, 2004 (subject to earlier termination for cause). Mr. Press' employment agreement further provides for Mr. Press' salary to increase to $350,000 per annum during the year beginning January 1, 2000, with such annual salary increasing 10% per annum thereafter. In addition, Mr. Press is entitled to receive minimum cash bonuses of $60,000 and $75,000, respectively, for Fiscal 1999 and the year ending December 31, 2000 ("Fiscal 2000"). Mr. Press is also entitled to receive 40,000 shares of the Company's Common Stock following the close of each calendar quarter during Fiscal 1999, 50,000 shares of Common Stock following the close of each calendar quarter during Fiscal 2000 and 25,000 shares of Common Stock following the close of each calendar quarter thereafter. Mr. Press' employment agreement also provides for the annual grant to him of 100,000 incentive stock options. These options are exercisable over the five year period following their grant at a price equal to 110% of the fair market value for shares of the Company's Common Stock at the date of grant. Mr. Press is entitled to participate in all medical, stock option, pension and other benefit plans that the Company may establish from time to time for its senior management generally. Mr. Press' employment agreement is terminable by the Company for cause (i.e., conviction of a felony, willful misconduct, dishonesty or material breach of the agreement) at any time or in the event that Mr. Press becomes disabled and, as a result, is unable to perform his duties under his employment agreement for more than 60 consecutive days or for more than 90 days during any 12-month period.

         Pursuant to Mr. Litt's employment agreement with the Company, Mr. Litt has agreed to serve as President of the Company. This employment agreement expires on May 16, 2004 (subject to earlier termination for cause or disability). Mr. Litt shall be paid an annual salary under this agreement of $250,000. Mr. Litt was granted 100,000 stock options in connection with the execution of his employment agreement and, pursuant to his employment agreement, shall be granted an additional 100,000 stock options on each December 31 during the term of the agreement. All such options have and shall have a six month vesting period, an exercise period of 36 months following their date of grant and an exercise price equal to the fair market value for shares of the Company's Common Stock on their date of grant less the maximum allowable discount which will not create income to Mr. Litt or an expense to the Company. In addition, the Company is required to provide Mr. Litt with a furnished apartment and an automobile during the term of his employment. Mr. Litt may nonetheless terminate his affiliation with the Company and continue to receive benefits and compensation under his employment agreement for the lesser of 24 months following his termination of employment or the remaining term under his employment agreement if the Company is convicted of a felony within which Mr. Litt had no knowledge or complicity, or an officer, Director or employee of the Company is convicted of a felony and the Company, notwithstanding Mr. Litt's request, refuses to discharge such person, or the Company requires Mr. Litt to relocate his residence from Atlanta, Georgia to South Florida. Subject to eligibility requirements, Mr. Litt is entitled to participate in all medical, stock option, pension and other benefit plans the Company may establish from time to time for its senior management generally.

         Pursuant to Mr. Hellman's employment agreement with the Company, Mr. Hellman has agreed to serve as General Counsel, giving and rendering legal services, to the Company. This employment agreement expires on December 31, 2004 (subject to (i) automatic annual extensions unless written notice of expiration is provided by Mr. Hellman or the Company and (ii) earlier termination for cause or disability). Mr. Hellman's salary for Fiscal 1999 under this agreement is $180,000. Commencing with Fiscal 2000, Mr. Hellman's annual salary shall be increased annually by the lesser of the then cost of living increase, if any, or 5%. Mr. Hellman was granted 75,000 incentive stock options in connection with the execution of his employment agreement and, pursuant to his employment agreement, shall be granted an aggregate of 75,000 incentive stock options during each year of his employment agreement. All such incentive stock options are and will be exercisable over the five year period following their grant at a price equal to the fair market value for shares of the Company's Common Stock at the date of grant. Subject to eligibility rules, Mr. Hellman is entitled to participate in all medical, stock option, pension and other benefit plans the Company may establish from time to time for its senior management generally.

         Pursuant to Ms. Schreiber's employment agreement with the Company, Ms. Schreiber has agreed to serve as Executive Vice President of the Company. This employment agreement expires on December 31, 2003 (subject to earlier termination for cause or disability). Ms. Schreiber's annual salary for Fiscal 1999 under this agreement is $85,000, and such annual salary shall increase annually by $5,000 increments during the term of her employment agreement. Ms. Schreiber's employment agreement further provides that she will be granted an aggregate of 50,000 incentive stock options during each year of her employment agreement. All such incentive stock options will be exercisable over the five year period following their grant at a price equal to the fair market value for shares of the Company's Common Stock at the date of grant. Subject to eligibility rules, Ms. Schreiber is entitled to participate in all medical, stock option, pension and other benefit plans the Company may establish from time to time for its senior management generally. Ms. Schreiber has agreed, generally, not to compete with the Company during the term of her employment and for the 18-month period immediately thereafter.

         In connection with the formation of AFG , the Company, during 1998, through AFG, entered into a three-year employment agreement (which automatically renews for additional one-year periods unless AFG provides 30 days' prior notice of cancellation) with Frederick Horwin, a seasoned finance professional. Pursuant to this agreement, Mr. Horwin agreed to serve as the operating officer of AFG in consideration for a base salary of $120,000 per annum. Mr. Horwin has agreed not to compete with the Company or AFG during the term of his employment with AFG and for the two-year period immediately thereafter.

         For purposes of developing and expanding Ameri-Cap Mortgage's business and operations, the Company, through Ameri-Cap Mortgage, during December 1998, entered into a five-year employment agreement (subject to earlier termination for cause or disability) with Malcolm L. Resnick, a seasoned real estate development, banking and finance professional. Pursuant to this agreement, Mr. Resnick has agreed to serve as President of Ameri-Cap Mortgage in consideration of $25,000 per annum. Mr. Resnick was granted 200,000 incentive stock options in connection with the execution of his employment agreement, which stock options are exercisable at any time during

Mr.Resnick's employment at an exercise price equal to 110% of the fair market value for shares of the Company's Common Stock on the date the options were granted. Mr. Resnick is required to devote only so much of his time and efforts to the business of Ameri-Cap as is necessary for Ameri-Cap to accomplish its business goals. The Company has acknowledged that Mr. Resnick, during the term of his employment agreement, may continue to manage, for his own account, his existing real estate development and construction businesses. Subject to exceptions permitting Mr. Resnick to continue his existing businesses, Mr. Resnick has agreed, generally, not to compete with the Company during the term of his employment and for the 18-month period immediately thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In connection with the formation of AFG during 1998, Mr. Frederick Horwin was granted the right, over time, to exchange his equity interest in AFG for shares of the Company's Common Stock (aggregating less than 1% of the Company's outstanding shares) upon AFG's achieving certain financial performance levels. Mr. Horwin is also entitled to established cash bonuses based upon AFG's financial performance.

         In connection with the formation of Ameri-Cap Mortgage during 1998, Mr. Malcolm Resnick was granted the right, on the first Tuesday of January, 2000 and on the same day in 2001, 2002, 2003 and 2004, to exchange 3,000 shares of the common stock of Ameri-Cap Mortgage owned by Mr. Resnick on such date into such number of shares of the Company's Common Stock as shall equal $155,000 divided by the average closing price for shares of the Company's Common Stock for the 20 days preceding the exchange, provided that such average closing price shall never be deemed to be less than $2.00 nor more than $6.00. Mr. Resnick was further granted an additional five-year exchange right whereby he shall be entitled to exchange 20% of his common stock in Ameri-Cap Mortgage each year for shares of the Company's Common Stock at a formula rate that is based upon Ameri-Cap Mortgage's annual pre-tax net profit. The Company has been granted the right, under certain circumstances, to redeem Mr. Resnick's equity interest in Ameri-Cap Mortgage at a formula price if Mr. Resnick ceases to be employed by the Company.

         During December 1998, the Company agreed to forgive an outstanding loan in the then outstanding amount of $68,000 made to Mr. Robert D. Press, the Company's Chairman of the Board, at the rate of 20% per year beginning during Fiscal 1999.

         On December 31, 1998, the Company and Medley Group entered into an agreement pursuant to which, among other things, the manner in which the then $663,089.24 outstanding inter-company debt owing to the Company by Medley Group was scheduled for repayment. Specifically, Medley Group paid the Company $50,000 upon the execution of this agreement and agreed to pay the Company the remaining balance by December 31, 2004.

         During January 1999, the Company, through Ameri-Cap Mortgage, acquired from Mr. Maynard Hellman, General Counsel and a Director of the Company, 80% of the outstanding capital stock of Suncoast Title Company, Inc., a Florida title insurance company ("Suncoast"), for 50,000 shares of the Company's Common Stock. The Company has agreed to acquire the remaining 20% of the outstanding capital stock of Suncoast from Mr. Hellman in equal, annual installments through 2002 for an aggregate of 50,000 additional shares of the Company's Common Stock.

         During February 1999, the Company, through its Ameri-Cap Factors Group subsidiary ("Ameri-Cap Factors"), acquired from Mr. Hellman, .6% of the outstanding capital stock of Ameri-Med Financial Services, Inc., a Florida medical receivables financing business ("Ameri-Med Financial"), for 35,000 shares of the Company's Common Stock. Ameri-Cap Factors previously owned 80% of the outstanding capital stock of Ameri-Med Financial. The Company has agreed, through 2003, to acquire an additional 2.4% of the capital stock of Ameri-Med Financial owned by Mr. Hellman for an aggregate of 140,000 additional shares of the Company's Common Stock.

         Also during February 1999, the Company acquired from Mr. Hellman 1.4% of the outstanding capital stock of the Company's Ameri-Cap Mortgage subsidiary for 80,000 shares of the Company's Common Stock. The Company previously owned 80% of the outstanding capital stock of Ameri-Cap Mortgage. The Company has agreed, through 2003, to acquire an additional 5.6% of the capital stock of Ameri-Cap Mortgage owned by Mr. Hellman for an aggregate of 320,000 additional shares of the Company's Common Stock.

                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of Directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the annual meeting for the 1999 fiscal year must be received at the Company's offices by April 9, 2000 for inclusion in the proxy materials relating to such meeting.

         Action may be taken on the business to be transacted at the Meeting on the date provided in the Notice of Meeting and on any date or dates to which an original or later adjournment of such Meeting may be adjourned. As of the date of this Proxy Statement, management does to know of any other matters to be presented at the Meeting. If, however, other matters properly come before the Meeting, whether on the original date provided in the Notice of Meeting or any dates to which any original or later adjournment of such Meeting may be adjourned, it is intended that the holders of the proxy will vote in accordance with their best judgment. Any such matter properly coming before the Meeting will be decided by a majority of the votes cast with respect to such matter. Abstentions and broker non-votes are not considered as cast and, accordingly, will have no effect on the vote with respect to such matter.

                                  By Order of the Board of Directors





Dated: July 19, 1999

                             FINANTRA CAPITAL, INC.

Solicited by The Board of Directors for the Annual Meeting of Stockholders to be held on September 2, 1999

PROXY

         The undersigned Stockholder(s) of FINANTRA CAPITAL, INC., a Delaware corporation (the "Company"), hereby appoint(s) Robert D. Press and Maynard J. Hellman, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of Common Stock, $.01 par value per share, of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Thursday September 2, 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR the following proposal:

1. To elect the following Directors: Robert D. Press, Maynard J. Hellman, Evaldo
(Fred) Dupuy, Arthur D. Press, Charles Litt, Thomas W. Dwyer and Alyce B. Schreiber.

         FOR ( )           WITHHELD ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)


--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting and at all adjournments thereof.


Dated:
      -------------------------------

Signature:
          ---------------------------

Signature if held jointly:
                          ----------------------------

Please sign exactly as named appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.